SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE

THIS SEPARATION OF EMPLOYMENT AGREEMENT AND GENERAL RELEASE  (this “Agreement”) is entered into as of January 10, 2012 by and between UniTek Global Services, Inc. (the “Company”) and  C. Scott Hisey (“Employee”).

BACKGROUND

WHEREAS, Employee currently serves as the Chief Executive Officer pursuant to the terms and conditions set forth in that certain written employment agreement by UniTek USA, LLC, a subsidiary of the Company, and Employee, dated December 1, 2010 (the “Employment Agreement”);

WHEREAS, Employee and the Company have mutually agreed that Employee’s employment with the Company will end on January 10, 2012 (the “Separation Date”);

WHEREAS, in connection with termination of Employee’s employment with the Company, Employee and the Company desire to evidence the terms of certain agreements that have been reached between Employee and the Company regarding compensation and payments on the terms and conditions set forth in this Agreement; and

WHEREAS, contemporaneous with this Agreement, Employee and the Company desire to enter into a Consulting Agreement (as defined below).

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and of other good and valuable consideration the sufficiency of which Employee acknowledges, and intending to be legally bound hereby, Employee and the Company agree as follows:

SEVERANCE

1.           Severance.  Subject in all respects to the terms of this Agreement and Employee’s execution and non-revocation of this Agreement (see Section 6 below), the Company will provide to Employee the following:

1.1         Salary Continuation.  An amount equal to twenty-four (24) months of Employee’s base salary (based on the current annual rate of $463,500 per year), less applicable tax withholding, which will be paid ratably, in equal installments in accordance with the Company’s normal payroll practices, beginning within thirty (30) days following the Separation Date.

1.2         Bonus.  An amount equal to the amount of the accrued Bonus (as defined in the Employment Agreement) for Employee for fiscal year 2011 on the Company’s books as of December 31, 2011, less the amount of the fiscal year 2011 Bonus paid to Employee on December 15, 2011.  The accrued Bonus shall be paid as promptly as practicable, but in no event more than five (5) days, after the Separation Date, less applicable withholding taxes.

1.3         Health Benefits.  Provided that Employee is eligible for and timely elects COBRA continuation coverage, during the twenty-four (24) month period following the Separation Date, the Company will reimburse Employee for the monthly cost of COBRA continuation coverage for Employee, and, where applicable, his spouse and dependents, paid by Employee under the Company’s group health plan pursuant to section 4980B of the Code.  The COBRA continuation period shall run concurrently with the foregoing twenty-four (24) month period.  Employee will receive separate information regarding Employee’s option to elect COBRA continuation coverage after the Separation Date.  Notwithstanding any provision of this Agreement to the contrary, the Company and Employee hereby mutually agree to restructure the COBRA subsidy to the extent necessary to comply with, or avoid negative tax consequences under, federal income tax law.

1.4        Acceleration of Equity Awards.  All of Employee’s unvested options or restricted stock units awarded or granted to Employee under any equity plan of the Company and as set forth on the attached Exhibit A shall become fully vested as of the Separation Date.  Restricted stock units shall vest and be paid as of the Separation Date and all options shall become fully vested as of the Separation Date and will be exercisable pursuant to the post-termination exercise periods set forth in Employee’s applicable grant agreements.

1.5        Additional Bonus Consideration.  A lump sum cash payment of $463,500, less applicable tax withholding, which will be paid as a bonus as promptly as practicable, but in no event more than five (5) days, after the Separation Date.

1.6         Consulting Agreement.  Employee acknowledges that the consideration provided above in this Section 1 and the Company’s offer for him to continue his relationship with the Company pursuant to a Consulting Services Agreement to be entered into by Employee and the Company no later than January 13, 2012 (the “Consulting Agreement”) is in excess of that which he would have received under the Employment Agreement, and is therefore above and beyond that to which he otherwise may be entitled.

The foregoing payments and agreement are subject to Employee’s execution and non-revocation of this Agreement (see Section 6 below).  Employee hereby acknowledges and agrees that the continued base salary, bonus payment, health benefits, additional bonus consideration and acceleration of equity awards (the “Severance Payments”), including the Consulting Agreement described in this Section 1, are being provided to Employee as consideration for Employee’s (a) execution and non-revocation of, and in reliance upon Employee’s representations in, this Agreement and (b) continued compliance with Sections 8 and 9 of the Employment Agreement.  Employee further acknowledges and agrees that if Employee does not execute or executes and revokes this Agreement, Employee would not otherwise be entitled to the Severance Payments or any other payments under the Consulting Agreement, and such Severance Payments and the Consulting Agreement are sufficient consideration for Employee’s execution and non-revocation of this Agreement.

AGREEMENTS OF EMPLOYEE

2.           Acknowledgements.  Employee agrees and represents that the following are true and correct:

2.1         Employment Termination.  Employee acknowledges that his employment with the Company permanently ended on January 10, 2012, and the Company has no future obligation to re-employ Employee. The Company and Employee acknowledge and agree that Employee shall remain a member of the Company’s Board of Directors (the “Board”), and that notwithstanding his termination of employment, that he shall be entitled to receive compensation for his service on the Board in accordance with the same policies as apply to the independent directors of the Company, as described from time to time in the Company’s proxy statements for its annual meetings of stockholders.  Employee agrees, at the Company’s reasonable request, to make himself available to provide assistance or information during a reasonable transitional period pursuant to the terms of the Consulting Agreement.

2.2         Accrued Obligations.  The Company will pay to Employee all amounts due from the Company through the Separation Date including but not limited to the following: (a) all wages earned, (b) payment for all accrued but unused paid vacation time as recorded in accordance with the Company’s vacation policy, and (c) reimbursement for all reasonable and necessary business travel and entertainment expenses incurred on behalf of the Company through the Separation Date.  No other amounts are due to Employee from the Company, except under this Agreement and only if this Agreement becomes effective and enforceable.

2.3         Return of Property.  Employee has returned to the Company all items of property provided by the Company for Employee’s use during employment with the Company.  Employee has also returned to the Company all documents and materials (in electronic, paper or other form) created or received by Employee in the course of employment with the Company, except Employee’s personal copies of documents evidencing (a) Employee’s hire, compensation rate and payments, benefits, (b) stock options, restricted stock, and documents received as a stockholder and (c) the Employment Agreement. The Company acknowledges that Employee will continue to serve on the Board and may retain documents and materials related to his service as a Board member.

2.4         Restrictive Covenants.  Employee hereby acknowledges and agrees that his promises, obligations and covenants under Sections 8 and 9 of the Employment Agreement are hereby incorporated into this Agreement by reference and made part hereof and that Employee remains bound by those promises, obligations and covenants following the Separation Date in accordance with the terms of Sections 8 and 9 of the Employment Agreement.  Employee further acknowledges and agrees that his right to receive the Severance Payments and the Consulting Agreement upon this Agreement becoming effective and enforceable is conditioned upon Employee’s continued compliance with his promises, obligations and covenants under Sections 8 and 9 of the Employment Agreement following the Separation Date.  Employee acknowledges and agrees that even if Employee did not sign this Agreement, Employee would still have continuing obligations under Sections 8 and 9 of the Employment Agreement.

2.5         Mutual Non-Disparagement.  Employee shall not disparage the Company, its subsidiaries and parents, and their respective directors, investors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, or make any public statement reflecting negatively on the Company, its subsidiaries and parents, and their respective officers, directors, investors, employees, and agents, and its and their respective successors and assigns, heirs, executors, and administrators, to third parties including, but not limited to, any matters relating to the operation or management of the Company, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.  The Company shall direct its directors and officers not to disparage Employee or make any public statement reflecting negatively on Employee to third parties, irrespective of the truthfulness or falsity of such statement, except as may otherwise be required by applicable law or compelled by process of law.

2.6         No Violations.  Employee is not aware of any present violations of the Company’s Code of Conduct or concerns regarding any such violation.

3.           General Waiver & Release.  Except as described in Sections 3.3 and 3.4, below, Employee waives and releases any and all claims, whether or not now known to Employee, against the Company, its parent, subsidiary and affiliated companies, and all of their past and present officers, directors, employees, agents and assigns (collectively, “Releasees”), arising from or relating to any and all acts, events and omissions occurring prior to the date Employee signs this Agreement.

3.1         Included Claims.  The claims being waived and released include, without limitation:

(a)         any and all claims arising from or relating to Employee’s recruitment, hire, employment and termination of employment with the Company;

(b)         any and all claims of wrongful discharge, emotional distress, defamation, misrepresentation, fraud, detrimental reliance, breach of contractual obligations, promissory estoppel, negligence, assault and battery, violation of public policy;

(c)         any and all claims of unlawful discrimination, harassment and retaliation under applicable federal, state and local laws and regulations;

(d)         any and all claims of violation of any federal, state and local law relating to recruitment, hiring, terms and conditions of employment, and termination of employment;

(e)         any and all claims under the federal Age Discrimination in Employment Act, as amended (“ADEA”); and

(f)          any and all claims under the Pennsylvania Fair Employment and Housing Act (as amended).

3.2         Unknown Claims.  In waiving and releasing any and all claims against the Releasees, whether or not now known to Employee, Employee understands that this means that, if Employee later discovers facts different from or in addition to those facts currently known by Employee, or believed by Employee to be true, the waivers and releases of this Agreement will remain effective in all respects — despite such different or additional facts and Employee’s later discovery of such facts, even if Employee would not have agreed to this Agreement if Employee had prior knowledge of such facts.

3.3         Exceptions.  The only claims that are not being waived and released by Employee under this Section 3 are claims Employee may have for:

(a)         unemployment, state disability and/or paid family leave insurance benefits pursuant to the terms of applicable state law;

(b)         continuation of existing participation in Company-sponsored group health benefit plans, at Employee’s full expense, under the federal law known as “COBRA” and/or under an applicable state counterpart law;

(c)         any benefit entitlements that are vested as of the Separation Date pursuant to the terms of a Company-sponsored benefit plan governed by the federal law known as “ERISA;”

(d)         vested shares of common stock and/or vested option shares pursuant to the written terms and conditions of Employee’s existing stock and stock option grants and agreements, existing as of the Separation Date;

(e)         violation of any federal, state or local statutory and/or public policy right or entitlement that, by applicable law, is not waivable;

(f)          any wrongful act or omission occurring after the date Employee signs this Agreement; and

(g)         any right Employee may have to (1) enforce his rights under this Agreement and (2) indemnification as an officer, director or employee of the Company (or any affiliate thereof) pursuant to the articles of incorporation or by-laws (or other governing instruments) of the Company (or any affiliate thereof).

3.4         Government Agency Claims Exception.  Nothing in this Section 3, or elsewhere in this Agreement, prevents or prohibits Employee from filing a claim with a government agency, such as the U.S. Equal Employment Opportunity Commission (“EEOC”) that is responsible for enforcing a law on behalf of the government.  However, Employee understands that, because Employee is waiving and releasing all claims “for monetary damages and any other form of personal relief” (per Section 3.1(e) above), Employee may only seek and receive non-personal forms of relief through any such EEOC claim or related claim with a state agency.  Nothing in this Agreement precludes a claim or limitation of rights under the Sarbanes-Oxley Act of 2002.

4.           Confidentiality of this Agreement.  Employee shall not disclose to others the fact or terms of this Agreement, except Employee may disclose such information to Employee’s spouse or domestic/civil union partner and to Employee’s attorney or accountant (in order for such individuals to render professional services to Employee), so long as such individuals agree to keep such information confidential.  Nothing in this Section 4, or elsewhere in this Agreement, is intended to prevent or prohibit Employee from (a) providing information regarding Employee’s former employment relationship with the Company, as may be required by law or legal process, or (b) cooperating, participating or assisting in any government entity investigation or proceeding

AGREEMENTS OF THE COMPANY & EMPLOYEE

5.           No Admission.  Nothing about the fact or content of this Agreement shall considered to be or treated by Employee or the Company as an admission of any wrongdoing, liability or violation of law by Employee or by any Releasee.

6.           Consideration & Revocation Periods; Effective Date.  Employee has been given twenty-one (21) calendar days after the date Employee received this Agreement (“21-day Consideration Period”) within which to review and consider this Agreement, to discuss the Agreement with an attorney of Employee’s own choosing, and to decide whether or not to sign this Agreement.  The Company hereby advises Employee to consult with an attorney of Employee’s own choosing during this 21-day Consideration Period.

6.1         Revocation Period.  In addition, for the period of seven (7) calendar days after the date Employee signs this Agreement (“7-day Revocation Period”), Employee may revoke it by delivering written notice of revocation to the Company by hand-delivery or by facsimile or e-mail transmission (and retaining proof of successful transmission) using the street, facsimile or e-mail address for the Company stated in Section 7 below.

6.2         Effective Date. Because of this 7-day Revocation Period, this Agreement will not become effective and enforceable until the eighth calendar day after the date Employee signed it, provided that Employee has delivered Employee’s signed Agreement to the Company, and Employee did not revoke the Agreement per Section 6.1 above (“Effective Date”).

7.           Delivery to the Company.  Employee should return this Agreement, signed by Employee (and any notice of revocation, if applicable per Section 6 above) to:

UniTek Global Services, Inc.
Attn: General Counsel
Gwynedd Hall
1777 Sentry Parkway West
Suite 302
Blue Bell, Pennsylvania 19422

8.           Judicial Interpretation/Modification; Severability; Governing Law.  In the event that, any one or more provisions (or portion thereof) of this Agreement is held to be invalid, unlawful or unenforceable for any reason, the invalid, unlawful or unenforceable provision (or portion thereof) shall be construed or modified so as to provide Releasees with the maximum protection that is valid, lawful and enforceable, consistent with the intent of the Company and Employee in entering into this Agreement.  If such provision (or portion thereof) cannot be construed or modified so as to be valid, lawful and enforceable, that provision (or portion thereof) shall be construed as narrowly as possible and shall be severed from the remainder of this Agreement (or provision), and the remainder shall remain in effect and be construed as broadly as possible, as if such invalid, unlawful or unenforceable provision (or portion thereof) had never been contained in this Agreement.  This Release shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of laws provisions thereof.

9.           Changes to Agreement.  No changes to this Agreement can be effective except by another written agreement signed by Employee and by the Company’s General Counsel or Chairman of the Board.

10.         Complete Agreement.  Except for the Consulting Agreement and the agreements (other than the Employment Agreement) and benefit plans noted in Sections 2.3 and 3.3 above, as of the Effective Date, this Agreement cancels, supersedes and replaces any and all prior agreements (written, oral or implied-in-fact or in-law) between Employee and the Company (including, without limitation, the Employment Agreement) regarding all of the subjects covered by this Agreement.  This Agreement is the full, complete and exclusive agreement between Employee and the Company regarding all of the subjects covered by this Agreement, and neither Employee nor the Company is relying on any representation or promise that is not expressly stated in this Agreement.

11.         Application of Section 409A of the Internal Revenue Code.

11.1       General.  This Agreement is intended to comply with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and specifically, with the separation pay exemption and short-term deferral exemption of section 409A of the Code, and shall in all respects be administered in accordance with section 409A of the Code.  If any payment or benefit hereunder cannot be provided or made at the time specified herein without incurring sanctions on Employee under section 409A of the Code, then such payment or benefit shall be provided in full at the earliest time thereafter when such sanctions will not be imposed.  For purposes of section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon a “separation from service” under section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment, the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments, and if a payment is not made by the designated payment date under the Agreement, the payment shall be made by December 31 of the calendar year in which the designated date occurs.  To the extent that any provision of the Agreement would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Agreement to fail to satisfy the requirements of section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.  In no event shall Employee, directly or indirectly, designate the calendar year of payment.

Notwithstanding any provision of this Agreement to the contrary, if, at the time of Employee’s “separation from service”  with the Company, the Company has securities which are publicly traded on an established securities market and Employee is a “specified employee” (as defined in section 409A of the Code) and it is necessary to postpone the commencement of any compensation payments or benefits otherwise payable pursuant to this Agreement as a result of such “separation from service” to prevent any accelerated or additional tax under section 409A of the Code, then the Company will postpone the commencement of the payment of any such compensation payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to Employee) that are not otherwise paid within the “short-term deferral exception” under Treas. Reg. section 1.409A-1(b)(4) and the “separation pay exception” under Treas. Reg. section 1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following Employee’s “separation of service ” with the Company.  If any payments are postponed due to such requirements, such amounts will be paid in a lump sum to Employee on the first payroll date that occurs after the date that is six months following Employee’s “separation of service” with the Company.  If Employee dies during the postponement period prior to the payment of the postponed amount, the amounts withheld on account of section 409A of the Code shall be paid to the personal representative of Employee’s estate within 60 days after the date of Employee’s death.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, and intending to be legally bound hereby, Employee and the Company hereby execute the foregoing Separation of Employment Agreement and General Release as of the dates set forth below.

UNITEK GLOBAL SERVICES, INC.

Dated: January 11, 2012	By	/s/ Michael F. O'Donnell
Michael F. O'Donnell
Non- Executive Chairman of the Board

I have read this AGREEMENT.  i understand that I am giving up important rights per Section 3 above.   I am aware of my right to consult with an attorney of my own choosing during the 21-Day Consideration Period, and I have undertaken such consultation before signing this Agreement.  I sign this Agreement freely and voluntarily, without duress or coercion.

EMPLOYEE

Dated: January 10, 2012	/s/ C. Scott Hisey
C. Scott Hisey

EXHIBIT A

Restricted Stock Unit Awards

107,143 RSUs

Stock Option Awards

N/A

EXHIBIT B

Consulting Agreement

CONSULTING SERVICES AGREEMENT

This CONSULTING SERVICES AGREEMENT (this “Consulting Agreement”), effective as of the Effective Date (as defined below), is entered into by and between UniTek Global Services, Inc., a Delaware corporation (the “Company”) and C. Scott Hisey (the “Consultant”).  Each of the Company and the Consultant hereinafter may be referred to individually as a “Party” or, collectively, as the “Parties.”

RECITALS

WHEREAS, the Company and the Consultant have mutually agreed to the Consultant’s termination of employment with the Company and its subsidiaries and affiliates pursuant to the terms set forth in the Separation of Employment Agreement and General Release Agreement entered into by and between the Consultant and the Company contemporaneously with this Consulting Agreement (the “Separation Agreement”);

WHEREAS, this Consulting Agreement shall be effective as of the 8th day following the Consultant’s execution of the Separation Agreement (the “Effective Date”), provided the Consultant does not revoke the Separation Agreement within such 8-day period; and

WHEREAS, the Company wishes to retain the services of the Consultant for the purposes set forth herein, and the Consultant wishes to provide such services subject to the terms and conditions of this Consulting Agreement.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and intending to be legally bound hereby, the Parties hereby agree as follows:

1.                          Term.  This Consulting Agreement shall be effective as of the Effective Date and shall continue for a period of 12 months thereafter (the “Initial Term”), unless otherwise terminated by either Party for any reason or no reason, provided that the terminating Party gives the other Party 30 days’ notice of termination in accordance with the requirements of Section 9(c) below.  The Parties agree that within 30 days prior to the end of the Initial Term, they will meet to confer in good faith regarding the terms pursuant to which the Consultant may continue to provide services as a consultant to the Company.  Unless the Company agrees to extend the term of this Consulting Agreement or the Consulting Agreement was terminated earlier by either Party as set forth herein, this Consulting Agreement will terminate upon the expiration of the Initial Term.  The period commencing on the Effective Date and ending on the date on which the Consultant ceases to provide services hereunder is referred to herein as the “Term.”

2.                          Services to be Provided.

(a)           During the Term, Consultant shall provide contract procurement and advisory services to the Company on an as needed basis, which services shall include, without limitation, services relating to assisting the Company in pursuing Qualified Opportunities, as defined in Section 3(a)(i) below (collectively, the “Services”).  Consultant shall, at the discretion of the Company, provide Services to the Company either remotely or at the Company’s offices.  Consultant agrees to use his best efforts in connection with performing the Services under this Agreement.  Consultant acknowledges and agrees that Consultant does not have the authority to bind the Company with respect to any matters, including the execution of agreements, without the express written consent of the Company.

(b)           The Company and Consultant acknowledge and agree that it is reasonably anticipated that Consultant’s Services hereunder will require Consultant to render Services during the Term at a level that will not exceed 20% of the average level of Consultant’s services as an employee of the Company and its subsidiaries and affiliates over the preceding 36-month period.  The parties acknowledge that, for purposes of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), Consultant will have undergone a “separation from service,” within the meaning of section 409A of the Code, from the Company upon the date of Consultant’s termination of employment with the Company on January 10, 2012.

3.                         Compensation; No Benefits.

(a)           Compensation.

(i)          During the Term and thereafter for the remaining periods of any Covered Contracts (as defined below) that are in effect on the date of termination or expiration hereof, the Company shall pay the Consultant, as compensation for the Services, cash amounts equal to 1% of any amounts paid to the Company or any of its subsidiaries from time to time for services rendered under Covered Contracts entered into with respect Qualified Opportunities (as defined below), unless otherwise agreed in writing by Consultant and the Company (executed by the Chairman of the Board).  Amounts owed to Consultant hereunder shall be paid within 30 days following the end of the fiscal quarter in which the Company or its applicable subsidiary receives the relevant payments under the Covered Contracts.  As used herein, (i) the term “Covered Contract” means the initial term (i.e., not including any automatic or other renewal thereof) and original scope of work under any services agreement entered into by the Company or any of its subsidiaries with respect to a Qualified Opportunity, unless otherwise agreed in writing by Consultant and the Company (executed by the Chairman of the Board), and (ii) the term “Qualified Opportunity” means any potential customer engagement opportunity for the Company or any of its subsidiaries with respect to which Consultant provides Services hereunder following a written request of Company (executed by the Chairman of the Board) to pursue such opportunity, provided such Services are performed in accordance with the provisions of this Agreement and the written request.  A list of Qualified Opportunities as of the date hereof has been agreed to by the Company and the Consultant, and such list may be amended from time to time hereafter in writing by the Company (executed by the Chairman of the Board) and Consultant to reflect any additions and/or modifications to the compensation arrangements, the Covered Contracts or the Qualified Opportunities.  The parties hereto agree that the Company has no obligation to pursue or enter into any Covered Contract with respect to any Qualified Opportunity, notwithstanding the fact that Consultant may have provided Services in respect thereof.

(ii)         The Company shall reimburse Consultant for all prior approved reasonable expenses agreed upon in writing incurred by the Consultant in connection with the performance of the Services during the Term in accordance with the Company’s expense reimbursement policies.  The Consultant shall submit an itemized statement of his expenses (together with receipts) within five days following the end of each calendar month, and the Company shall pay the Consultant for such expenses within 30 days following the date of each statement.

(b)           No Benefits.  The Consultant is not an employee of the Company and will not be entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit or executive compensation plan, including, without limitation, employee insurance, pension, savings, medical, health care, fringe benefit, stock option, equity compensation, deferred compensation or bonus plans as a result of entering into this Consulting Agreement.  If for any reason the Consultant’s status is re-characterized by a third party to constitute employee status, the Consultant shall not be eligible to participate in or receive any benefit or right as a Company employee under any Company plan.

4.                           Independent Contractor; Performance. For purposes of this Consulting Agreement and all Services to be provided hereunder, the Consultant shall not be considered a partner, co-venturer, agent, employee or representative of the Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party.  The Consultant shall direct the means, manner, and method by which he performs the services required by this Consulting Agreement.  The Consultant shall perform all Services in a professional manner, consistent with industry standards and the Company’s goals and ethical standards as communicated to the Consultant by the Company.

5.                           Restrictive Covenants.  The Consultant agrees that the restrictive covenants under Sections 8 and 9 of the Employment Agreement by and between UniTek USA, LLC and Consultant continue to remain in full force and effect in accordance with the terms therein and are hereby incorporated by reference and made a part hereof.

6.                           Section 409A.  To the extent applicable, this Consulting Agreement is intended to comply with section 409A of the Code and its corresponding regulations, or an exemption. Payments under this Consulting Agreement are intended to be exempt from section 409A of the Code under the “short-term deferral” exception, to the maximum extent applicable.  In no event may Consultant directly or indirectly, designate the calendar year of a payment.   All reimbursements and in-kind benefits provided under this Consulting Agreement shall be made or provided in accordance with the requirements of section 409A.

7.                           No Conflicting Agreements; Non-Exclusive Engagement.  The Consultant represents that the Consultant is not a party to any existing agreement that would prevent the Consultant from entering into and performing this Consulting Agreement.  The Consultant shall not enter into any other agreement that is in conflict with the Consultant’s obligations under this Consulting Agreement.  The Company may from time to time engage other persons and entities to act as consultants to the Company and perform services for the Company, and enter into agreements similar to this Consulting Agreement with other persons or entities, in all cases without the necessity of obtaining approval from the Consultant.

8.                           Taxes.  Any and all taxes applicable to any payments made provided by the Company to the Consultant under this Consulting Agreement pursuant to Section 3 above shall be the sole responsibility and liability of the Consultant.  The Consultant shall bear all expense of, and be solely responsible for, all federal, state, and local taxes due with respect to any payment received under this Consulting Agreement.  The Consultant understands and acknowledges that the Company will file whatever instruments are required by law in connection with this Consulting Agreement, including, without limitation, Form 1099 under the Code (or any successor form thereto).

9.                           Miscellaneous Provisions.

(a)           Entire Agreement, Amendment, and Assignment.  Except as otherwise provided in a separate writing between the Consultant and the Company, this Consulting Agreement and the Separation Agreement are the sole agreements between the Consultant and the Company with respect to the Services to be performed hereunder and they supersede all prior agreements and understandings with respect thereto, whether oral or written.  No modification to any provision of this Consulting Agreement shall be binding unless in writing and signed by the Consultant and the Company.  All of the terms and provisions of this Consulting Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and permitted assigns of the Parties hereto, except that the duties and responsibilities of the Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by the Consultant.

(b)           Descriptive Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provisions of this Consulting Agreement.

(c)           Notices.  All notices or other communications pursuant to this Consulting Agreement shall be in writing and shall be deemed to be sufficient if delivered personally, telecopied, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the Company and the Consultant at the following addresses (or at such other address as shall be specified by like notice):

(i)           if to the Company, to:

UniTek Global Services, Inc.
Attn: General Counsel
Gwynedd Hall
1777 Sentry Park West
Suite 302
Blue Bell, PA 19422

(ii)           if to the Consultant, to the address in the Company’s personnel records.

All such notices and other communications shall be deemed to have been delivered and received (A) in the case of personal delivery, on the date of such delivery, (B) in the case of delivery by telecopy, on the date of such delivery, (C) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch, and (D) in the case of mailing, on the third Business Day following such mailing.  As used herein, “Business Day” shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in Pennsylvania are not required to be open.

(d)           Counterparts. This Consulting Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.  This Consulting Agreement may be executed and delivered by facsimile.

(e)           Governing Law. This Consulting Agreement shall be governed by, construed, and enforced in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts made and performed wholly therein without regard to rules governing conflicts of law.

(f)           Waiver of Breach.  No delay or omission by a Party to this Consulting Agreement in exercising any right, remedy or power under this Consulting Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such Party from time to time and as often as may be deemed expedient or necessary by such Party in its sole discretion.

(g)           Severability. In the event that any provision of this Consulting Agreement is determined to be partially or wholly invalid, illegal or unenforceable in any jurisdiction, then such provision shall, as to  such jurisdiction, be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or if such provision cannot be modified or restricted, then such provision shall, as to such jurisdiction, be deemed to be excised from this Consulting Agreement; provided, however, that the binding effect and enforceability of the remaining provisions of this Consulting Agreement, to the extent the economic benefits conferred upon the Parties hereto by virtue of this Consulting Agreement remain substantially unimpaired, shall not be affected or impaired in any manner, and any such invalidity, illegality or unenforceability with respect to such provisions shall not invalidate or render unenforceable such provision in any other jurisdiction.

(h)           Survival.  The respective rights and obligations of the Parties hereunder shall survive the termination of this Consulting Agreement to the extent necessary to the intended preservation of such rights and obligations.

(i)           Jurisdiction.  Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Pennsylvania state court or federal court of the United States of America sitting in the Commonwealth of Pennsylvania, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Consulting Agreement or any related agreement or for recognition or enforcement of any judgment.  Each of the Parties hereto hereby irrevocably and unconditionally agrees that jurisdiction and venue in such courts would be proper, and hereby waive any objection that such courts are an improper or inconvenient forum.  Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the Parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Consulting Agreement or any related agreement in any Pennsylvania state or federal court.  Each of the Parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(j)           WAIVER OF JURY TRIAL.

(i)           WAIVER.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS CONSULTING AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS CONSULTING AGREEMENT OR THE EMPLOYMENT RELATIONSHIP CONTEMPLATED HEREBY.

(ii)           CERTIFICATION.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS CONSULTING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SUBSECTION (J).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Consulting Agreement as of the date first above written.

UNITEK GLOBAL SERVICES, INC.

By:
Name:
Title:

CONSULTANT

C. Scott Hisey